SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.



                             FORM 8-K

                         CURRENT REPORT

                  Securities Exchange Act of 1934




Date of Report (date of earliest event reported): July 23, 1997



Computervision Corporation
(Exact name of registrant as specified in charter)


     Delaware           1-7760/0-20290      04-2491912
----------------        --------------     --------------
(State or other          (Commission       IRS Employer
jurisdiction             File Numbers)     Identification
of incorporation)                          Number)


100 Crosby Drive, Bedford, MA  01730
(Address of principal executive offices)


(617) 275-1800
(Registrant's telephone number, including area code)



(Former name or former address, if changed since last report)

Item 5.  Other Events
---------------------

     On July 23, 1997, Computervision Corporation issued three press releases announcing (1) second quarter results; (2) settlement of shareholder suit; and (3) acquisition of Knowledge
Integration Center (KIC) (see copies of press releases attached).





Item 7.  Financial Statements and Exhibits
------------------------------------------

(a)  Financial Statements of business acquired:

         Not applicable

(b)  Pro Forma financial information

         Not applicable

(c)  Exhibits:

         (99) (a) Press Release dated July 23, 1997

         (99) (b) Press Release dated July 23, 1997

         (99) (c) Press Release dated July 23, 1997

                            SIGNATURE



     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               Computervision Corporation
                               (Registrant)


                               By /S/ Anthony N. Fiore, Jr.
                                 Anthony N. Fiore, Jr.
                                 Vice President, Business
                                 Operations and General Counsel

                               Date:  July 24, 1997

                        EXHIBIT INDEX
                        -------------

Exhibit No.                                     Page. No.
---------------------------------------------------------

(99) (a) Press Release dated July 23, 1997        5-10

(99) (b) Press Release dated July 23, 1997        11-12

(99) (c) Press Release dated July 23, 1997        13-14

For Further Information:

Investor Contact:                       Media Contact:
Kathryn Cadigan                         Wayne B. George
Director, Investor Relations            Director, Public Relations
617-275-1800, ext. 1871                 617-275-1800, ext. 2443


FOR IMMEDIATE RELEASE

        Computervision Announces Second Quarter Results

        Results Include Restructuring Charge to Achieve
                       Software Model

BEDFORD, Mass., July 23, 1997 -- Computervision Corporation (NYSE:CVN) today announced that it is taking a series of actions that are designed to improve the Company's operating results in future periods. These actions will result in a $45 million pre-tax charge in the second quarter, 1997. The Company said that over the second half of 1997, it plans to effect reductions in its expense structure that will allow it to enter 1998 with an annualized expense rate of approximately $100 - $110 million. Second Quarter operating expenses before the restructuring charge were $42.4 million which included operating expenses of $5.0 million attributable to the OSS business unit.

On July 18, 1997, the Company closed the sale of its Open Service
Solutions business unit ("OSS") in a transaction which brought
$32.6 million to the Company before transaction expenses.

In a separate news release today, the Company also announced the settlement of a shareholder lawsuit by issuance of shares of the Company's stock. The settlement was previously provided for and there will be no charge to earnings.

Total revenues for the quarter were $88.5 million. The core software business produced $51.6 million of revenue; $36.9 million was from the OSS business. Total gross margin was $36.1 million of which $31.3 million was from the core software business and $4.8 million was from the OSS business. The net loss for the period was $59.8 million or $0.94 per share. The net loss before the restructuring charge was $14.8 million or $0.23 per share.

The operating results have created defaults under certain financial covenants in the Company's bank credit facility, which have not been waived. Currently, there are no outstanding borrowings under this facility. The Company is seeking to enter into new credit arrangements to meet the needs of its restructured software business. The Company, however, can give no assurance at this time that it will be successful in effecting such credit arrangements.

Computervision president and chief executive officer Kathleen A. Cote said: "Although we are disappointed to report a net loss for the quarter, we believe that the actions that we are taking put the Company in a position to be profitable in the future. The performance of our base software business met our expectations for the second quarter. With the sale of our OSS business unit, we can now focus on our core software business as we prepare to roll out new Electronic Product Definition (TM) ("EPD(TM)") products in the third and fourth quarters.

"Excluding the restructuring charge, the principal reason we didn't achieve profitability in the second quarter was that two large potential sales did not close. The restructuring charge reflects changes we are making to achieve our software business model. Our goal is to move to a new economic model: to operate with a lower cost structure in our software business that will allow the Company to reach profitability without depending on the larger deals the Company has traditionally relied upon and without reducing our commitment to our research and development efforts."

Cote continued: "With the recent settlement of the shareholder suit, we have removed a cloud of uncertainty over the Company. With the sale of the OSS business unit, we have brought cash into the Company and rationalized our business so we can now direct all of our attention to our software business, which is developing and implementing Electronic Product Definition (EPD) software solutions for a broad range of industries worldwide. We are pleased to now be in the position of focusing our business efforts on delivering best-in-class software solutions to our existing and prospective customers."

Company Background
------------------
Computervision Corporation is the leading international supplier of Electronic Product Definition (EPD) solutions. EPD is Computervision's product and process response to the customer need to concurrently create, manage, share and reuse electronic product information in a collaborative environment throughout a product's life cycle and across a distributed value chain. For more than 27 years, the company's product development software solutions have helped manufacturers improve product quality and reduce time to market. Computervision is headquartered in Bedford, Massachusetts.

Except for the historical information contained herein, matters discussed in this news release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These include the ability of the Company to effect the reductions in its expense structure in the anticipated time period. The Company also directs the reader to those risks and uncertainties that are detailed from time to time in reports filed by Computervision with the Securities and Exchange Commission, including the Company's most recent reports on Form 10-K and 10-Q.

Computervision and the Computervision logo are registered trademarks of Computervision Corporation. Electronic Product
Definition, and EPD are trademarks of Computervision Corporation.
All other trademarks are trademarks of their respective owners.

A copy of this release plus financial, product and other company information is available by dialing 1-800-546-4616. Any questions concerning the service should be directed to Investor Relations at Computervision Corporation at 617/275-1800. For more information on Computervision, please call (617) 275-1800 or visit the Computervision web site at http://www.cv.com.


FINANCIAL HIGHLIGHTS
--------------------
(In millions, except for per share data)

                          Three Months Ended    Six Months Ended
                          June 29,  June 30,   June 29,  June 30,
                            1997      1996       1997      1996
                          ------------------   -----------------
Total software revenue     $ 51.6    $  71.6    $  93.0     $140.3
Other services             $ 36.9    $  47.4    $  73.3     $ 91.9
Total revenues             $ 88.5    $ 119.0    $ 166.3     $232.2
Non-recurring charge
  - software               $ 45.0        $.0    $  45.0        $.0
Operating income (loss)
  - software               $(51.2)   $  13.8    $ (67.5)    $ 24.7
Operating income (loss)
  - other services         $( 0.1)   $   5.7    $ ( 9.9)    $ 11.9
Total operating income
    (loss)                 $(51.3)   $  19.5    $ (77.4)    $ 36.6
Net income (loss)          $(59.8)   $  10.7    $ (93.7)    $ 18.8
Net income (loss)
    per share              $(0.94)   $  0.16    $ (1.47)    $ 0.29
Weighted average shares
    outstanding              63.6       64.9       63.6      64.9
Total shares outstanding,
    end of period            63.6       63.4       63.6      63.4

                       COMPUTERVISION CORPORATION
                      CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT SHARE DATA)

                                                (Unaudited)
                                            December 31,  June 29,
ASSETS                                          1996        1997
------------------------------------------------------------------
CURRENT ASSETS
Cash and cash equivalents                    $38,565     $17,052
Accounts receivable, less allowance for
  doubtful accounts of $2,929 and
  $2,836, respectively                       102,509      80,203
Current deferred income taxes                  7,448       7,184
Prepaid expenses and other current assets     16,019      15,756
                                             -------      ------
  TOTAL CURRENT ASSETS                       164,541     120,195

PROPERTY AND EQUIPMENT, NET                   31,055      19,752
DEFERRED INCOME TAX ASSETS                     4,113       3,692
CAPITALIZED SOFTWARE                           1,276       3,746
DEFERRED FINANCE COSTS                         3,734       2,930
OTHER ASSETS                                   3,626       3,566
                                            --------     -------
                                            $208,345    $153,881
                                             -------    --------
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable                            $19,776      $28,743
Notes payable and current portion of
  long-term debt                              9,888       17,203
Accrued compensation, severance and
  Related costs                              57,482       63,972
Deferred revenue and customer advances       40,503       50,502
Accrued and deferred income taxes            15,019       13,587
Other current liabilities and
  accrued expenses                           81,822       81,881
                                            --------     --------
  TOTAL CURRENT LIABILITIES                 224,490      255,888

DEFERRED INCOME TAXES                        30,174       30,052
LONG-TERM DEBT, LESS CURRENT PORTION        217,346      217,379
OTHER LONG-TERM LIABILITIES                  53,110       62,158
STOCKHOLDERS' DEFICIT
Preferred stock, $0.01 par value;
  5,000,000 shares authorized; none issued
  and outstanding
Common stock, $0.01 par value;
  100,000,000 shares authorized;
  63,509,999 and 63,573,899 shares,
  respectively, issued and outstanding          635           636
Capital in excess of par value            1,186,109     1,186,507
Retained deficit                         (1,511,148)   (1,604,860)
Cumulative translation adjustment             7,629         6,121
                                         ----------      ---------
    TOTAL STOCKHOLDERS' DEFICIT            (316,775)     (411,596)
                                         ----------      ---------
                                           $208,345       $153,881
                                         ----------      ---------

                  COMPUTERVISION CORPORATION
        CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
             (IN THOUSANDS, EXCEPT PER SHARE DATA)

                            Three Months Ended   Six Months Ended
                            June 30,   June 29   June 30,  June 29
                              1996       1997      1996      1997
                            --------------------------------------
SOFTWARE REVENUE
Product                     $43,851   $26,640    $83,890   $43,249
Services                     27,759    24,948     56,437    49,700
                            -------   -------    -------   -------
  Total Software Revenue     71,610    51,588    140,327    92,949
OTHER SERVICES REVENUE       47,347    36,887     91,865    73,335
                           -------     -------   -------   -------
  Total Revenue             118,957    88,475    232,192   166,284
COST OF SALES
Software
  Product                     3,773      4,056     7,736     6,133
  Services                   15,630     16,276    32,084    33,065
Other services               35,348     32,020    67,638    65,514
                             ------    -------    -------   ------
  Total Cost of Sales        54,751     52,352   107,458   104,712
                             -------    -------  -------   -------
GROSS PROFIT                 64,206     36,123   124,734    61,572
SELLING AND ADMINISTRATIVE
  EXPENSE
  Software                   28,383     27,800    55,435    56,386
    Other Services            6,115      4,861    12,008    10,443
RESEARCH, DEVELOPMENT AND
  ENGINEERING EXPENSE
Software                     10,066      9,594    20,390    19,897
Other Services                  175        138       350       269
NON-RECURRING CHARGES
Software                          0     45,000         0    45,000
Other Services                    0          0         0     7,000
                             ------     ------    ------    ------
OPERATING INCOME (LOSS)
Software                     13,758    (51,138)   24,682  (67,532)
Other Services                5,709       (132)   11,869   (9,891)
                             ------     ------    ------    ------
  Total Operating Income
    (Loss)                   19,467    (51,270)   36,551  (77,423)
INTEREST AND OTHER EXPENSE,
  NET                         7,361      8,498    15,166   16,289
                             ------     ------    ------   ------
INCOME (LOSS) BEFORE
  INCOME TAXES               12,106    (59,768)   21,385  (93,712)
PROVISION FOR INCOME TAXES    1,453         -      2,564        -
                             ------     ------    ------   -------
NET INCOME (LOSS)           $10,653   ($59,768)  $18,821  $93,712)

EARNINGS (LOSS) PER SHARE     $0.16     ($0.94)    $0.29   ($1.47)
                            -------    -------   -------   -------
WEIGHTED AVERAGE SHARES
  OUTSTANDING                64,923     63,573    64,933    63,570
                            -------     ------    ------   -------

                       COMPUTERVISION CORPORATION
              CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                            (IN THOUSANDS)

                                              Six Months Ended
                                            June 30,     June 29,
CASH FLOWS FROM (USED FOR) OPERATIONS         1996         1997
                                            ---------------------
Net Income (Loss)                           $18,821      ($93,712)
Add items not requiring cash:
  Depreciation of property and equipment     10,562         8,122
  Amortization of intangibles                 1,134           179
  Amortization of finance costs
    and debt discounts                        1,455         1,455
  Provision for doubtful accounts              (121)          (16)
  Non-cash portion of non-recurring charge        0         6,634
  Changes in assets and liabilities:
  Accounts receivable                        (9,438)       16,733
  Prepaid expenses and other                 (2,339)         (879)
  Accounts payable, accrued expenses
    and income taxes                        (31,230)       40,668
                                             ------        ------
    Cash flows used for continuing
      Operations                            (11,156)      (20,816)

INVESTING ACTIVITIES
Expenditures for property and
  Equipment                                  (6,237)       (4,643)
(Increase) decrease in other assets              68          (194)
Acquisition                                       0        (1,600)
                                            -------       -------
  Total cash flows used for investments      (6,169)       (6,437)

FINANCING ACTIVITIES
Increase in notes payable                       466         7,230
Payments on long-term borrowings             (1,342)         (533)
Issuance of common stock under
  Employee Stock Purchase Plan                  308           173
Issuance of common stock under
  Stock Option Plan                           2,065           226
                                              -----         -----
  Total cash flows from financing
    Activities                                1,497         7,096
                                             ------         -----
Foreign exchange impact on cash              (1,860)       (1,356)
                                             ------        ------
Net decrease in cash and cash equivalents   (17,688)      (21,513)
Cash and cash equivalents at beginning of
  Period                                     50,979        38,565
                                            -------        ------
Cash and cash equivalents at end of period  $33,291       $17,052
                                            -------       -------

Supplementary data requirements:
  Cash interest paid                        $14,331       $13,574
  Cash taxes paid                              $297        $1,065


For Further Information:

Investor Contact:                     Media Contact:
Kathryn Cadigan                       Wayne B. George
Director, Investor Relations          Director, Public Relations
(617) 275-1800, ext. 1871             (617) 275-1800, ext. 2443

FOR IMMEDIATE RELEASE

    Computervision Announces Settlement of Shareholder Lawsuit

BEDFORD, Mass., July 23, 1997 -- Computervision Corporation (NYSE:CVN) announced today that it has reached an agreement for settlement of the class action lawsuit commenced in March 1991 against Computervision and certain individual defendants.

As its contribution to the settlement fund, Computervision has agreed to issue 2,712,500 shares of its common stock valued at $4 per share. The agreement provides for a reduction in the number of shares to be distributed in the event the average price exceeds $6 during the pre-distribution period. The settlement agreement also provides for an increase in the number of Computervision shares to be distributed to the plaintiffs in the event that the average price of Computervision's common stock is less than $4 during the period prior to the distribution of the shares to the plaintiffs. The settlement is subject to the approval of the Delaware Chancery Court. Distribution of the Computervision shares will be made after Court approval of the settlement and expiration of the applicable appeal period, assuming no appeal is made.

As previously reported, the plaintiffs alleged, among other things, that Computervision's minority stockholders failed to receive adequate consideration in connection with the merger which took place on January 30, 1990. The trial of the suit took place in September 1996, and the parties agreed to the settlement prior to receiving the Court's decision.

The president and chief executive officer of Computervision, Kathleen A. Cote, stated, "We are pleased that this lawsuit has finally been settled. This settlement will end the costly risk associated with this lawsuit, the dedication of management time and the substantial litigation expenses incurred over the past six years in defending against this lawsuit."

Computervision Background
-------------------------
Computervision Corporation (NYSE:CVN) is the leading international supplier of Electronic Product Definition (EPD) solutions. EPD is Computervision's product and process response to the customer need to concurrently create, manage, share and reuse electronic product information in a collaborative environment throughout a product's life cycle and across a distributed value chain. For more than 27 years, the company's product development software solutions have helped manufacturers improve product quality and reduce time to market. Computervision is headquartered in Bedford, Massachusetts.

Except for the historical information contained herein, matters discussed in this news release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These include risks and uncertainties that are detailed from time to time in reports filed by Computervision with the Securities and Exchange Commission, including the Company's most recent reports on Form 10-K and 10-Q.

Computervision and the Computervision logo are registered trademarks of Computervision Corporation. Electronic Product
Definition, and EPD are trademarks of Computervision Corporation.
All other trademarks are trademarks of their respective owners.

A copy of this release plus financial, product and other company information is available by dialing 1-800-546-4616. Any questions concerning the service should be directed to Investor Relations at Computervision Corporation at 617/275-1800. For more on
Computervision, please call (617) 275-1800 or visit the Computervision web site at http://www.cv.com.


For Further Information:

Wayne B. George
Computervision Corporation
(617) 275-1800, ext. 2443
wgeorge@msgate.cv.com

FOR IMMEDIATE RELEASE

       Computervision Acquires Knowledge Integration Center,
           Associated Workflow Technology from UES, Inc.

        Advanced Workflow Technology Central to Electronic
                      Product Definition

BEDFORD, Mass., July 23, 1997 -- Computervision Corporation (NYSE:CVN) today announced it has acquired the Knowledge Integration Center (KIC), a provider of advanced workflow products and professional consulting services, from UES, Inc., of Dayton, Ohio. The company, headquartered in Columbus, Ohio, will operate under the name Concentus Technology Corporation. Terms of the agreement were not disclosed.

Concentus's key product is its KI Shell advanced workflow automation software, considered one of the most powerful workflow engines available today. Its customer base includes manufacturers such as Caterpillar, Rolls-Royce and Boeing. In addition, Computervision has incorporated KI Shell as a core capability in its EPD.Connect(TM) user environment, which is part of Computervision's Electronic Product Definition(TM) (EPD(TM)) integrated product suite. This acquisition ensures the Company's ownership of a key technology that has been an integral part of its EPD strategy since 1996.

"Our EPD strategy is based on the principle that critical product information should be shared not only among developers but also with the key business groups inside and outside an organization, such as finance, product support and suppliers. By facilitating this information flow, Concentus's best-in-class workflow engine gives EPD a distinct advantage over other product development solutions," said Kathleen A. Cote, Computervision president and chief executive officer.

"Workflow automation is a key enabling technology for companies looking to innovate their processes in any industry," says Stowe Boyd, vice president, Modus Operandi, an industry consulting firm. "KI Shell has long been an industry leader, always advancing workflow features and performance."

"Our strategic partnership with Computervision adds a much needed marketing capability to a strong technology group," comments Jay
Ramanathan, chief technology officer of Concentus.

Concentus Technology Corporation is a member of the NIIIP (National Industry Information Infrastructure Protocol) and NCMS (National Center for Manufacturing Sciences) consortiums, which are investigating new technologies for electronic commerce and collaborative applications, as well as proposals for commercial workflow standards. UES specializes in research and development of advanced materials, manufacturing processes and related engineering software. UES is a leading provider of casting and forging simulation tools.

Computervision Corporation Background
-------------------------------------
Computervision Corporation (NYSE:CVN) is the leading international supplier of Electronic Product Definition (EPD) solutions. EPD is Computervision's product and process response to the customer need to concurrently create, manage, share and reuse electronic product information in a collaborative environment throughout a product's life cycle and across a distributed value chain. For more than 27 years, the company's product development software solutions have helped manufacturers improve product quality and reduce time to market. Computervision is headquartered in Bedford, Massachusetts.

Computervision and the Computervision logo are registered trademarks of Computervision Corporation. KI Shell is a registered trademark, and Concentus is a trademark of Concentus Technology Corporation. Electronic Product Definition, EPD, and EPD.Connect are trademarks of Computervision Corporation. All other trademarks are trademarks of their respective owners.

A copy of this release plus financial, product and other company information is available by dialing 1-800-546-4616. Any questions concerning the service should be directed to Investor Relations at Computervision Corporation at 617/275-1800. For more on
Computervision, please call (617) 275-1800 or visit